Exhibit 99.1

News Release

        IMMEDIATE RELEASE

Graham Corporation Reports

Fiscal 2017 First Quarter Results

•	First quarter revenue was $22 million, net income was $0.1 million or $0.01 per share; excluding a $0.4 million, nonrecurring restructuring charge, adjusted net income was $0.5 million, or $0.05 per share

•	Further cost reductions were implemented to reduce annual operating costs by an estimated $2.7 million, $2.0 million of which is expected to be realized in fiscal 2017

•	Backlog of $100 million at quarter end continues to reflect strength of diversification strategy

BATAVIA, NY, July 29, 2016 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical, power and defense industries, today reported its financial results for its first quarter ended June 30, 2016 (“fiscal 2017”).

Net sales in the first quarter of fiscal 2017 were $22.4 million, compared with net sales of $27.6 million in the first quarter of the fiscal year ended March 31, 2016 (“fiscal 2016”). Net income in the first quarter was $0.1 million, or $0.01 per diluted share, compared with $2.4 million, or $0.23 per diluted share, in the prior year’s first quarter.

Excluding a $0.4 million, net of tax, nonrecurring restructuring charge recorded in the fiscal 2017 first quarter, adjusted net income, a non-GAAP number, was $0.5 million or $0.05 per diluted share. Graham believes that, when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted net income helps in the understanding of its operating performance. See the attached table for additional important disclosures regarding Graham’s use of adjusted net income as well as a reconciliation of GAAP net income to non-GAAP adjusted net income.

James R. Lines, Graham’s President and Chief Executive Officer, commented, “A challenging environment persists in our energy markets. Our revenue declined considerably compared with the prior-year period and our gross margin was unfavorably impacted by project mix, lower volume and a decline in short cycle sales. We took further steps this quarter to reduce costs, by implementing a 10% headcount reduction. We believe this recent cost reduction action will improve near-term operating performance as we continue to pursue our revenue diversification strategy and other long-term growth initiatives.”

First Quarter Fiscal 2017 Sales Review

(See accompanying financial tables for a breakdown of sales by industry and region)

Similar to fiscal 2016, total sales in the first quarter of fiscal 2017 were impacted by weak market conditions. Sales to the power market were up 27% to $4.7 million and sales to the defense and other industrial market were up 10% to $5.3 million. This growth and market diversification was nonetheless offset by the decline in sales to the refining and chemical/petrochemical markets. From a geographic perspective, sales to most markets were down compared with the prior-year first quarter.

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Fluctuations in Graham’s sales among geographic locations and industries can vary measurably from quarter-to-quarter based on the timing and magnitude of projects. Graham does not believe that such quarter-to-quarter fluctuations are indicative of business trends, which it believes are more apparent on a trailing twelve month basis.

First Quarter Fiscal 2017 Operating Performance Review

($ in millions)	Q1 FY17	Q1 FY16	Change	% Change
Gross profit	$4.1	$8.0	$(3.9)	(49%)
Gross margin	18.4%	29.1%
Operating (loss) profit	$(0.1)	$3.4	$(3.5)	(103%)
Operating margin	-0.4%	12.3%
Net income	$0.1	$2.4	$(2.3)	(96%)
Diluted EPS	$0.01	$0.23

First quarter gross profit and margin were impacted by lower margin orders from backlog, less short cycle sales and reduced production volume resulting in under-absorption of overhead,

Selling, general and administrative (“SG&A”) expenses declined 21% to $3.7 million principally due to lower sales commissions and other variable expenses, including compensation, as well as cost reductions. SG&A as a percent of sales was 16% in the first quarter of fiscal 2017 compared with 17% in the same prior-year period.

Given the persistent weakness in the global energy markets, the Company reduced its headcount by approximately 10% during the first quarter and incurred a $555,000 restructuring charge in the quarter. An additional restructuring charge of approximately $100,000 is expected in the fiscal 2017 second quarter. The restructuring effort is anticipated to generate approximately $2.7 million of annual cost savings, of which roughly $2.0 million is expected to be realized in fiscal 2017.

Graham realized a favorable tax credit during the first quarter of fiscal 2017, resulting in a $0.1 million tax benefit for the quarter. The effective tax rate for the prior-year quarter was 32%.

The decline in net income in the first quarter of fiscal 2017 reflects lower revenue, lower gross margin and the restructuring charge, offset in part by lower SG&A and the favorable tax credit.

Adjusted EBITDA for the quarter reflects the same factors, excluding the impact of the restructuring charge:

Adjusted EBITDA

($ in millions)	Q1 FY17	Q1 FY16	Change	% Change
Adjusted EBITDA	$1.0	$4.0	$(3.0)	(74%)
Adjusted EBITDA margin	4.6%	14.6%

Graham believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA (consolidated net income before interest expense and income, income taxes, depreciation and amortization and a nonrecurring restructuring charge) and Adjusted EBITDA margin (Adjusted EBITDA as a percentage of sales), which are non-GAAP measures, help in the understanding of its operating performance. Graham’s credit facility also contains ratios based on EBITDA. See the attached

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

table for additional important disclosures regarding Graham’s use of Adjusted EBITDA and Adjusted EBITDA margin as well as a reconciliation of net income to Adjusted EBITDA.

Cash Flows Remain Steady

Cash, cash equivalents and investments at June 30, 2016 were $67.7 million, up $2.6 million from the end of fiscal 2016.

Cash provided by operations in the first quarter of fiscal 2017 was $3.8 million, compared with $3.3 million in the first quarter of fiscal 2016. Improved cash generation was because of increased customer deposits and lower inventory levels that was partially offset by lower net income and higher accounts receivable.

Capital expenditures were $0.1 million in the first quarter compared with $0.3 million in the same prior-year period. The Company expects capital expenditures for fiscal 2017 to be between $2.0 million and $2.5 million. Capital investments are planned for equipment upgrades and productivity enhancements.

Dividend payments were $0.9 million for the quarter, modestly higher than $0.8 million in the prior-year period.

Graham had neither borrowings under its credit facility, nor any long-term debt outstanding, at June 30, 2016.

First Quarter Fiscal 2017 Backlog Demonstrates Success of Diversification Strategy

Backlog at quarter end was $99.9 million, down $8.1 million, or 8%, because of the depressed global energy industry.

However, the backlog mix by industry at June 30, 2016, validates the Company’s market diversification strategy and its expanded focus to build presence with the U.S Navy and in the power industry. Backlog by industry was approximately:

•	20% for refinery projects

•	10% for chemical/petrochemical projects

•	16% for power projects, including nuclear

•	50% for U.S. Navy projects

•	4% for other industrial applications

The expected timing for backlog at quarter end to convert to sales is as follows:

•	Within next 12 months: 45% to 50%

•	Within 12 to 24 months: 5% to 10%

•	Beyond 24 months: 40% to 45%

Orders were likewise affected by continued weakness in the global energy markets. Orders in the quarter of $14.6 million were down $9.4 million compared with the prior-year period. Order activity from the Company’s major markets compared with the prior-year period was as follows:

•	Refining down $3.4 million, or 44%

•	Chemical/petrochemical down $3.3 million, or 44%

•	Power down $4.1 million, or 62%

•	Defense and other industrial up $1.4 million, or 65%

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Lower orders from the power industry reflect timing of projects. Three orders for the refining industry valued at $6.9 million were on hold as of June 30, 2016.

Orders from U.S. customers were $10.5 million, or 72%, and orders from international markets were $4.1 million, or 28%. Graham expects that the balance between domestic and international orders will continue to be variable between quarters, but that in the long run orders will be relatively balanced between these geographic markets.

FY 2017 Revenue and Gross Margin Guidance Remains Unchanged, Reduced Estimate for SG&A Expenses Reflects Cost Reductions

Graham’s fiscal 2017 guidance is as follows:

•	Revenue anticipated between $80 million and $95 million

•	Gross margin expected between 24% and 26%

•	SG&A expense expected between $16 million and $17 million

•	Effective tax rate anticipated between 30% and 31%

Webcast and Conference Call

Graham management will host a conference call and live webcast today at 11:00 a.m. Eastern Time to review Graham’s financial condition and operating results for the fiscal 2017 first quarter, as well as its strategy and outlook. The review will be accompanied by a slide presentation which will be made available immediately prior to the conference call on Graham’s website at

www.graham-mfg.com under the heading “Investor Relations.” A question-and-answer session will follow the formal presentation.

Graham’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.”

A telephonic replay will be available from approximately 2:00 p.m. Eastern Time on the day of the call through Friday August 5, 2016. To listen to the archived call, dial (858) 384-5517, and enter conference ID number 13640539. A transcript of the call will be placed on Graham’s website, once available.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Energy markets include oil refining, cogeneration, nuclear and alternative power. For the defense industry, the Company’s equipment is used in nuclear propulsion power systems for the U.S. Navy. Graham’s global brand is built upon world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and unsurpassed quality. Graham designs and manufactures custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Graham is also a leading nuclear code accredited fabrication and specialty machining company. Graham supplies components used inside reactor vessels and outside containment vessels of nuclear power facilities. Graham’s equipment can also be found in other diverse applications such as metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning. Graham’s reach spans the globe and its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “confidence,” “projects,” “typically,” “outlook,” “anticipates,” “believes,” “appears,” “could,” “opportunities,” “seeking,” “plans,” “aim,” “pursuit,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected expansion and growth opportunities within the domestic and international markets, anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness, customer preferences, changes in market conditions in the industries in which it operates, changes in commodities prices, the effect on its business of volatility in commodities prices, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy and the expected performance of Energy Steel & Supply Co., are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:
Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Graham Corporation

First Quarter Fiscal 2017

Consolidated Statements of Operations—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2016	2015	% Change
Net sales	$22,365	$27,617	(19%)
Cost of products sold	18,254	19,580	(7%)

Gross profit	4,111	8,037	(49%)
Gross margin	18.4%	29.1%
Other expenses and income:
Selling, general and administrative	3,598	4,580	(21%)
Selling, general and administrative – amortization	58	58	0%
Restructuring charge	555	—	NA

Operating (loss) profit	(100)	3,399	NA

Operating margin	(0.4%)	12.3%
Interest income	(87)	(52)	67%
Interest expense	2	3	(33%)

(Loss) income before (benefit) provision for income taxes	(15)	3,448	NA
(Benefit) provision for income taxes	(100)	1,087	NA

Net income	$85	$2,361	(96%)

Per share data:
Basic:
Net income	$0.01	$0.23	(96%)

Diluted:
Net income	$0.01	$0.23	(96%)

Weighted average common shares outstanding:
Basic	9,675	10,148
Diluted	9,680	10,161
Dividends declared per share	$0.09	$0.08

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Graham Corporation

First Quarter Fiscal 2017

Consolidated Balance Sheets—Unaudited

(Amounts in thousands, except per share data)

	June 30, 2016	March 31, 2016
Assets
Current assets:
Cash and cash equivalents	$26,705	$24,072
Investments	41,000	41,000
Trade accounts receivable, net of allowances ($48 and $91 at June 30 and March 31, 2016 and 2015, respectively)	16,184	12,730
Unbilled revenue	13,720	11,852
Inventories	7,251	10,811
Prepaid expenses and other current assets	1,408	613
Income taxes receivable	1,869	1,652

Total current assets	108,137	102,730
Property, plant and equipment, net	18,298	18,747
Goodwill	6,938	6,938
Permits	10,300	10,300
Other intangible assets, net	4,203	4,248
Other assets	167	168

Total assets	$148,043	$143,131

Liabilities and stockholders’ equity
Current liabilities:
Current portion of capital lease obligations	$54	$55
Accounts payable	9,233	10,325
Accrued compensation	4,955	5,317
Accrued expenses and other current liabilities	4,067	3,826
Customer deposits	15,094	8,400

Total current liabilities	33,403	27,923
Capital lease obligations	147	157
Accrued compensation	81	—
Deferred income tax liability	3,793	3,546
Accrued pension liability	1,158	1,338
Accrued postretirement benefits	794	787

Total liabilities	39,376	33,751

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $.10 par value, 25,500 shares authorized 10,537 and 10,468 shares issued and 9,714 and 9,646 shares outstanding at June 30 and March 31, 2016, respectively	1,054	1,047
Capital in excess of par value	22,319	22,315
Retained earnings	108,232	109,013
Accumulated other comprehensive loss	(10,589)	(10,676)
Treasury stock (823 and 822 shares)	(12,349)	(12,319)

Total stockholders’ equity	108,667	109,380

Total liabilities and stockholders’ equity	$148,043	$143,131

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Graham Corporation

First Quarter Fiscal 2017

Consolidated Statements of Cash Flows—Unaudited

(Amounts in thousands)

	Three Months Ended June 30,
	2016	2015
Operating activities:
Net income	$85	$2,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	524	563
Amortization	58	58
Amortization of unrecognized prior service cost and actuarial losses	348	303
Stock-based compensation expense	42	220
Loss on disposal or sale of property, plant and equipment	1	—
Deferred income taxes	106	390
(Increase) decrease in operating assets:
Accounts receivable	(3,511)	1,701
Unbilled revenue	(1,868)	177
Inventories	3,560	2,284
Prepaid expenses and other current and non-current assets	(792)	(462)
Income taxes payable/receivable	(214)	361
Prepaid pension asset	—	(305)
Increase (decrease) in operating liabilities:
Accounts payable	(1,011)	(1,145)
Accrued compensation, accrued expenses and other current and non-current liabilities	(115)	(2,284)
Customer deposits	6,694	(796)
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	(93)	(95)

Net cash provided by operating activities	3,814	3,331

Investing activities:
Purchase of property, plant and equipment	(129)	(264)
Purchase of investments	(9,000)	(9,000)
Redemption of investments at maturity	9,000	9,000

Net cash used by investing activities	(129)	(264)

Financing activities:
Principal repayments on capital lease obligations	(11)	(15)
Issuance of common stock	4	96
Dividends paid	(866)	(813)
Purchase of treasury stock	(30)	—
Excess tax (deficiency) benefit on stock awards	(35)	12

Net cash used by financing activities	(938)	(720)

Effect of exchange rate changes on cash	(114)	(2)

Net increase in cash and cash equivalents	2,633	2,345
Cash and cash equivalents at beginning of year	24,072	27,271

Cash and cash equivalents at end of period	$26,705	$29,616

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Graham Corporation

First Quarter Fiscal 2017

Adjusted Net Income Reconciliation—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2016		2015
		Per Diluted Share		Per Diluted Share
Net income	$85	$0.01	$2,361	$0.23
+Restructuring charge	383	0.04	—	—

Adjusted net income	$468	$0.05	$2,361	$0.23

Non-GAAP Financial Measure:

Adjusted net income is defined as GAAP net income excluding a nonrecurring restructuring charge. Adjusted net income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted net income is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Because Adjusted net income is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted net income, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Graham Corporation

First Quarter Fiscal 2017

Adjusted EBITDA Reconciliation—Unaudited

(Amounts in thousands)

	Three Months Ended June 30,
	2016	2015
Net income	$85	$2,361
+Net interest income	(85)	(49)
+Income taxes	(100)	1,087
+Depreciation & amortization	582	621
+Restructuring charge	555	—

Adjusted EBITDA	$1,037	$4,020

Adjusted EBITDA margin %	4.6%	14.6%

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense and income, income taxes, depreciation and amortization and a nonrecurring restructuring charge. Adjusted EBITDA margin is Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted EBITDA and Adjusted EBITDA margin are important for investors and other readers of Graham’s financial statements, as they are used as analytical indicators by Graham’s management to better understand operating performance. Graham’s credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

Graham Corporation

First Quarter Fiscal 2017

Additional Information—Unaudited

ORDER & BACKLOG TREND

($ in millions)

	Q116 Total	Q216 Total	Q316 Total	Q416 Total	FY2016 Total	Q117 Total
Orders	$24.0	$20.6	$22.3	$17.1	$84.0	$14.6
Backlog	$110.1	$108.1	$113.2	$108.0	$108.0	$99.9

SALES BY INDUSTRY FY 2017

($ in millions)

FY 2017	Q1 6/30/16	% of Total
Refining	$7.2	32%
Chemical/ Petrochemical	$5.2	23%
Power	$4.7	21%
Defense and Other Industrial	$5.3	24%

Total	$22.4

SALES BY INDUSTRY FY 2016

($ in millions)

FY 2016	Q1 6/30/15	% of Total	Q2 9/30/15	% of Total	Q3 12/31/15	% of Total	Q4 3/31/16	% of Total	FY2016	% of Total
Refining	$7.8	28%	$7.2	32%	$6.2	36%	$7.8	35%	$29.0	32%
Chemical/ Petrochemical	$11.3	41%	$7.3	32%	$4.8	28%	$6.0	27%	$29.4	33%
Power	$3.7	13%	$3.0	13%	$2.7	16%	$5.2	23%	$14.6	16%
Defense and Other Industrial	$4.8	18%	$5.3	23%	$3.6	20%	$3.3	15%	$17.0	19%

Total	$27.6		$22.8		$17.3		$22.3		$90.0

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Graham Corporation Reports Fiscal 2017 First Quarter Results

July 29, 2016

SALES BY REGION FY 2017

($ in millions)

FY 2017	Q1 6/30/16	% of Total
United States	$16.3	73%
Middle East	$1.0	4%
Asia	$3.1	14%
Other	$2.0	9%

Total	$22.4

SALES BY REGION FY 2016

($ in millions)

FY 2016	Q1 6/30/15	% of Total	Q2 9/30/15	% of Total	Q3 12/31/15	% of Total	Q4 3/31/16	% of Total	FY2016	% of Total
United States	$17.6	64%	$15.2	67%	$10.8	62%	$13.4	60%	$57.0	63%
Middle East	$3.3	12%	$3.8	17%	$1.7	10%	$2.2	10%	$11.0	12%
Asia	$2.9	11%	$0.8	3%	$1.6	9%	$3.6	16%	$8.9	10%
Other	$3.8	13%	$3.0	13%	$3.2	19%	$3.1	14%	$13.1	15%

Total	$27.6		$22.8		$17.3		$22.3		$90.0

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